UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2012

OLYMPIC STEEL, INC.

(Exact name of registrant as specified in charter)

Ohio	000-23320	34-1245650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5096 Richmond Road Bedford Heights, Ohio		44146
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 292-3800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of the Shareholders of Olympic Steel, Inc. (the “Company”) was held on May 3, 2012. The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting of the Shareholders are set forth below.

Proposal 1. The shareholders elected David A. Wolfort, Ralph M. Della Ratta, Dirk A. Kempthorne and Howard L. Goldstein as directors of the Company to serve until the Company’s 2014 Annual Meeting of Shareholders. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
David A. Wolfort	9,060,297	387,697	1,461,105
Ralph M. Della Ratta	8,704,830	743,164	1,461,105
Dirk A. Kempthorne	9,319,978	128,016	1,461,105
Howard L. Goldstein	9,228,807	219,187	1,461,105

Proposal 2. The shareholders approved the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent public accounting firm for 2012. The voting results were as follows:

For	Against	Abstain
9,977,006	121,248	600

Proposal 3. The shareholders approved the advisory vote on named executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
9,226,904	175,588	45,502	1,461,105

Proposal 4. The shareholders reapproved the material terms for performance-based awards for Section 162(m) purposes under the Olympic Steel, Inc. 2007 Omnibus Incentive Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
9,347,203	98,141	2,650	1,461,105

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

By: /s/ Richard T. Marabito

        Name: Richard T. Marabito

        Title: Chief Financial Officer and Treasurer

Date: May 4, 2012